Exhibit 2.3

TOGUT, SEGAL & SEGAL LLP
Bankruptcy Counsel for the Debtors
  and Debtors-in-Possession
One Penn Plaza, Suite 3335
New York, New York  10119
(212) 594-5000
Frank A. Oswald (FAO-1223)
Howard P. Magaliff (HPM-2189)


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------x
                                      :
In re:                                :          Chapter 11
                                      :          Case No. 02-40667 (BRL)
       GUILFORD MILLS, INC., et al.,  :
                                      :          (Jointly Administered)
                            Debtors.  :
--------------------------------------x


                    FINDINGS OF FACT, CONCLUSIONS OF LAW AND
                     ORDER CONFIRMING AMENDED JOINT PLAN OF
                 REORGANIZATION OF GUILFORD MILLS, INC., ET AL.
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------


                     The Amended Joint Plan of Reorganization of Guilford Mills, Inc., and its domestic subsidiaries, the debtors and debtors-in-possession herein (collectively, the "Debtors") under Chapter 11 of title 11, United States Code (the "Bankruptcy Code"), dated August 15, 2002 (as subsequently amended, modified or supplemented, the "Plan"),(1) having been filed with this Court and assigned docket number 442, and the Debtors' Amended Disclosure Statement pursuant to section 1125 of the Bankruptcy Code for the Plan, dated as of August 15, 2002 (the "Disclosure Statement"), having been approved by Order of this Court, dated August 15, 2002 (the "Disclosure Statement Order"), as containing


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1. The Debtors have filed a Plan Supplement dated as of September 18, 2002
   (Docket No. 498) (the "Plan Supplement").

"adequate information" as such term is defined under section 1125 of the Bankruptcy Code; and certificates of service and/or certifications of publication having been filed with this Court demonstrating compliance with the notice, solicitation and publication requirements of the Disclosure Statement Order; and acceptances and rejections of the Plan by those holders of Claims(2) and Interests that voted thereon having been duly received and tabulated by Donlin, Recano and Company, Inc. ("Donlin Recano"), the Debtors' voting agent; and certifications by Donlin Recano of ballots accepting or rejecting the Plan having been filed with this Court; and upon the Debtors' memorandum of law in support of confirmation of the Plan (Docket No. 497); and upon the Affidavits of David Taylor, the Chief Financial Officer of the Debtors (Docket No. 494) ("Taylor Affidavit"), David L. Resnick, Managing Director of Rothschild Inc., restructuring advisor of the Debtors (Docket No. 496) and Donald C. Knezovic, Managing Director of Nightingale & Associates, L.L.C., financial advisors to the Debtors (Docket No. 495), submitted in further support of confirmation of the Plan; and upon all of the evidence presented and the arguments of counsel made at the September 19, 2002 hearing to consider, inter alia, confirmation of the Plan (the "Confirmation Hearing"); and upon the entire record of the Debtors' Chapter 11 cases; and after due deliberation, and sufficient cause appearing


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2.  All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Plan.

therefor; and IT HAVING BEEN FOUND AND DETERMINED by this Court that:

                     A. This Court has jurisdiction over the Reorganization Case pursuant to 28 U.S.C. ss. 1334 and the "Standing Order of Referral of Cases to Bankruptcy Judges" for the Southern District of New York, dated July 10, 1984 (Ward, acting C.J.). Confirmation of the Plan is a "core proceeding" pursuant to 28 U.S.C. ss. 157(b)(2) and this Court has jurisdiction to enter a Final Order with respect thereto. Venue of the Reorganization Case is proper in this District pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

                     B. This Court takes judicial notice of the docket of the Reorganization Case maintained by the Clerk of the Bankruptcy Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before this Court during the pendency of the Reorganization Case.

                     C. The classification of Claims and Interests in Article IV of the Plan is necessary and reasonable to implement the Plan, and satisfies the requirements of section 1122(a) of the Bankruptcy Code in that each Claim or Interest in each particular Class is substantially similar to other Claims or Interests in such Class.

                     D. Article IV of the Plan adequately and properly identifies and classifies all Claims and Interests. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan and such Classes do not unfairly discriminate between holders of Claims and Interests. Thus, the requirements of section 1123(a)(1) of the Bankruptcy Code are satisfied.

                     E. Article V of the Plan identifies the Classes of Claims and Interests which are not impaired and which are impaired. Therefore, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

                     F. Article V of the Plan specifies the treatment of each impaired Class of Claims and Interests and thereby satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

                     G. The Plan provides for the same treatment for each Claim or Interest in a particular Class or sub-Class, as the case may be, and thereby satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

                     H. The Plan provides adequate means for its implementation, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, as described more particularly in the Disclosure Statement and the Taylor Affidavit.

                     I. The Plan provides for the issuance of new equity securities in Reorganized GMI and as set forth in section 7.2(b) of the Plan, the certificates of incorporation and the by-laws of the Reorganized Debtors shall be amended to include, among other things, a provision prohibiting the issuance of non-voting equity securities. Thus, section 1123(a)(6) of the Bankruptcy Code is satisfied.

                     J. The provisions of the Plan are consistent with the interests of creditors, Interest Holders and public policy regarding the manner of the selection of officers and directors as well as the Discontinued

Operations Trustee and the Altamira Trustee and, therefore, satisfy the requirements of section 1123(a)(7) of the Bankruptcy Code.

                     K. Consistent with section 1123(b)(1) of the Bankruptcy Code, Article V of the Plan impairs and leaves unimpaired, as the case may be, each Class of Claims and Interests under the Plan.

                     L. As set forth in Article X, the Plan constitutes a motion by the Debtors to reject, as of the Effective Date, all Executory Contracts to which the Debtors are parties except for any Executory Contract that: (a) has been assumed pursuant to an order of this Court; (b) is the subject of a motion to assume or assume and assign pursuant to section 365 of the Bankruptcy Code that is pending as of the Effective Date; or (c) is identified in the "List of Executory Contracts to be Assumed" filed by the Debtors as Exhibit "7" to the Plan Supplement.

                     M. The Debtors' decision regarding the assumption or rejection of Executory Contracts, as authorized by section 1123(b)(2) of the Bankruptcy Code and as provided for in Article X of the Plan, is a reasonable exercise of sound business judgment and is in the best interests of the Debtors and the Estate.

                     N. As set forth in Section 7.8 of the Plan, the Plan constitutes the Debtors' motion to substantively consolidate the Reorganization Case for the purposes of confirming and consummating the Plan.

                     O. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Plan provides that the Reorganized Debtors have the right to prosecute, on behalf of their Estate, any avoidance or recovery actions under sections 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or any other Causes of Action, or rights to payment of claims, that belong to or could have been raised by or on behalf of the Debtors or their Estate.

                     P. Consistent with section 1123(b)(3) of the Bankruptcy Code, the Plan incorporates a compromise and settlement pursuant to section 1123(b)(A) and Bankruptcy Rule 9019 with respect to the matters described throughout the Plan, including the treatment of the Secured Lender Claims, the releases being provided to the Secured Lenders, the consideration made available by the Secured Lenders to fund a significant Distribution to holders of Allowed Classes 3, 4 and 6 Claims and Class 8 Interests, together with the treatment afforded holders of Allowed Priority and Administrative Claims under the Plan, and the releases of all Intercompany Claims in Class 7. This Court hereby finds that the compromises and settlements incorporated in the Plan (a) fall within the range of reasonableness for the resolution of such issues and claims, and
(b) are fair, equitable and in the best interest of the Debtors, the Estate and all holders of Claims and Interests. Among other things, because the Secured Lenders have an allowed Lien on substantially all of the Debtors' assets, but for the Secured Lenders' agreement, as embodied in the Plan, to make available, directly or indirectly through the release of their allowed Lien upon certain of the Debtors' assets, certain Distribution to the holders of Priority Claims,

Administrative Claims and Classes 3, 4 and 6 Claims and Class 8 Interests, such creditors and Interest Holders would likely receive no Distribution on account of their Claims and Interests if the automatic stay were lifted or the Reorganization Case was converted to cases under Chapter 7 of the Bankruptcy Code.

                     Q. The Plan complies with all applicable provisions of the Bankruptcy Code, thereby satisfying the requirements of section 1129(a)(1) of the Bankruptcy Code and, as required by Bankruptcy Rule 3016(a), is dated and specifically identifies the Debtors as the proponents of the Plan.

                     R. The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the orders of this Court with respect to the Plan. Good, sufficient and timely notice of the Confirmation Hearing has been given to holders of Claims and Interests and to other parties-in-interest to whom notice is required to be given in accordance with the Disclosure Statement Order. The solicitation of votes was made in good faith and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules and all other rules, laws and regulations. Ballots of holders of Claims and Interests entitled to vote on the Plan were properly solicited and tabulated in accordance with the Disclosure Statement Order. Holders of at least two-thirds in amount and one-half in number of the Claims actually voting in Classes 1, 2, 3, and 7 and the holders of at least two-thirds in amount of the Interests actually voting in Class 8 have accepted the Plan, without including the votes of any insiders (except as to Class 7 Intercompany Claims). Holders of Claims or Interests in Classes 4, 6 and 9 are not impaired under the Plan and were not entitled to vote to accept or reject the Plan. No votes on the Plan were received from holders of Claims in Class 5. Holders of Interests in Class 10 were conclusively presumed to have rejected the Plan, and were not entitled to vote on the Plan. Therefore, the Debtors have satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.

                     S. The Plan, and the compromises and settlements embodied therein, have been proposed in good faith and not by any means forbidden by law, as evidenced by, among other things, the totality of the circumstances surrounding the formulation of the Plan, the record of the Reorganization Case, and by the recoveries of holders of Claims and Interests thereunder. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Estate and to effectuate a successful reorganization of the Debtors. Therefore, the Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

                     T. Any payment made or to be made under the Plan or by any Person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Reorganization Case, or in connection with the Plan and incident to the Reorganization Case, has been approved by, or will be subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code.

                     U. John Emrich, the President and Chief Executive Officer of the Debtors and a current member of the Debtors' Board of Directors will serve as a member of the Reorganized GMI's Board of Directors together with six
(6) additional members selected by the Secured Lenders; these proposed members have been identified on Exhibit "1" to the Plan Supplement. Therefore, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

                     V. Section 1129(a)(6) of the Bankruptcy Code is inapplicable to the Reorganization Case because the Debtors' businesses do not involve rates established by, or subject to, any governmental regulatory commission.

                     W. Section 1129(a)(7) of the Bankruptcy Code requires each holder of a Claim or Interest in an impaired Class to accept the Plan, or receive or retain under the Plan property having a value, as of the Effective Date, that is not less than the amount that such holder would receive on account of such Claim or Interest if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. The following Classes are impaired under the Plan: Class 1, Class 2, Class 3, Class 5, Class 7, Class 8 and Class 10. The liquidation analyses provided in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing establish that each holder of a Claim or Interest in such Classes has either accepted the Plan, or will receive or retain under the Plan property having a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date. The Plan, therefore, satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

                     X. Section 1129(a)(8) of the Bankruptcy Code requires that for each Class of Claims or Interests under the Plan, such Class has either accepted the Plan or is not impaired under the Plan. Impaired Classes 1, 2, 3, 7 and 8 have each accepted the Plan. Unimpaired Classes 4, 6 and 9 are conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Bankruptcy Code. No holders of Claims in impaired Class 5 voted to accept or reject the Plan. Impaired Class 10 is not entitled to receive or retain any property under the Plan and, therefore, is deemed to have rejected the Plan. Because the impaired Classes 5 and 10 have not accepted the Plan, the requirements of section 1129(a)(8) have not been met, thereby requiring application of section 1129(b) of the Bankruptcy Code. As is more fully set forth in paragraph DD of this Confirmation Order, the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Classes 5 and 10.

                     Y. The treatment of Administrative Expense Claims, Priority Tax Claims and Priority Non-Tax Claims set forth in Sections 3.2, 3.3 and 3.4 of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

                     Z. The provisions of section 1129(a)(10) of the Bankruptcy Code are satisfied because at least one impaired Class of Claims has accepted the Plan, determined without inclusion of any acceptance of the Plan by any insider.

                     AA. The evidence proffered or adduced at the Confirmation Hearing establishes that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of, the Debtors. Therefore, the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.

                     BB. The Debtors have paid, or shall pay on or prior to the Effective Date, all amounts due under 28 U.S.C.ss.1930, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

                     CC. Pursuant to the Plan, the retiree benefits currently provided by the Debtors are to be continued by the Reorganized Debtors following the Effective Date for the duration of the period the Debtors have obligated themselves to provide such benefits. Thus, section 1129(a)(13) of the Bankruptcy Code is satisfied.

                     DD. Holders of Litigation Claims in Class 5 are impaired and, to the extent such Claim holders were authorized to vote, have not accepted the Plan. This is the only Class of Claims which has not accepted the Plan. Class 10 Interest Holders (no junior class is receiving any property or retaining any interest under the Plan) were deemed to have rejected the Plan and did not vote on the Plan. Pursuant to section 1129(b) of the Bankruptcy Code, the Court finds that the Plan does not discriminate unfairly and is fair and equitable with respect to the treatment of Claims in Class 5 and Interests in Class 10. Moreover, because the value of the Debtors' assets and their enterprise value do not exceed the Claims of the Secured Lenders, who are free to share their collateral with certain classes of Claims and Interests and not all, the Plan satisfies section 1129(b) of the Bankruptcy Code.

                     EE. The principal purpose of the Plan is not the avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933. No governmental unit has requested that the Court deny confirmation on such basis. Therefore, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

                     FF. The Plan constitutes and embodies a good faith compromise and settlement of certain issues, which compromise and settlement is fair, equitable and within the range of reasonableness, and is in the best interests of the Debtors, their Estate, creditors and Interest Holders.

                     GG. Each of the discharge and injunctive provisions of
Article XII and XIII of the Plan:

                     i. falls within the jurisdiction of this Court under 28 U.S.C.ss. 1334(a), (b), (d) and (e);

                     ii. is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code;

                     iii. is an integral element of the transactions incorporated into the Plan;

                     iv. confers a material benefit on, and is in the best interests of, the Debtors, the Estate, creditors and Interest Holders;

                     v. is important to the overall objectives of the Plan; and

                     vi. is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code.

                     HH. All entities which are benefited by the discharge and injunctive provisions of the Plan have contributed and/or will contribute value to the Debtors and/or the Estate under the Plan.

                     II. The failure to effect the discharge and injunctive provisions of the Plan would impair the Debtors' ability to confirm the Plan.

                     JJ. All conditions precedent to confirmation set forth in
Article XI of the Plan have been satisfied, will be satisfied by entry of this Confirmation Order, or have been duly waived.

                     Accordingly, it is hereby ORDERED, ADJUDGED AND DECREED that:

                     1. The record of the Confirmation Hearing is closed.

                     2. The Plan is confirmed having satisfied all of the requirements of Chapter 11 of the Bankruptcy Code.

                     3. Any objection to the Plan, including any continuing objection filed with respect to approval of the Disclosure Statement not resolved by the terms of this Confirmation Order, by a separate order entered contemporaneously herewith, or by a statement announced on the record of the Confirmation Hearing and not otherwise withdrawn, waived or settled, is overruled and denied.

                     4. The findings of fact and conclusions of law of this Court set forth herein and at the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable herein by Bankruptcy Rule 9014, and the findings and conclusions of this Court at the Confirmation Hearing are incorporated herein by reference. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

                     5. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors and their successors and assigns, including, without limitation, the Reorganized Debtors, the Discontinued Operations Trust, and the Altamira Trust, whether the Claim or Interest of such holder is impaired under the Plan and whether such holder has accepted the Plan.

                     6. With respect to the official claims register maintained by Donlin Recano (the "Claims Register"), September 19, 2002 at 5:00 p.m., Eastern Daylight Time (the "Claims Distribution Record Date") and with respect to: (a) the list of employee holders of Interests maintained by the GMI 401k Plan Administrator (the "Employee List"); (b) the list of record holders of Interests maintained by American Stock Transfer & Trust Co., GMI's transfer agent (the "Equity Register"); and (c) the list of brokers, banks and other nominees holding Interests on behalf of beneficial holders (the "Nominee List") provided by CEDE, Inc., the close of business on the last Business Day prior to the Effective Date (the "Equity Distribution Record Date"), shall be the dates on which the Claims Register, the Employee List, the Equity Register and the Nominee List, as applicable, shall be deemed closed for purposes of determining the proper holder of a Claim or Interest, as applicable, entitled to receive any

Distribution or other treatment under the Plan on account of their Claims and Interests. The Debtors may, in their absolute discretion, but shall have no obligation to, recognize for purposes of Distribution or other treatment under the Plan any Claim transferred after the Claims Distribution Record Date or Interest transferred after the Equity Distribution Record Date. Instead, the Debtors shall be entitled to recognize and deal for all purposes under the Plan with only those record holders set forth in the Claims Register, the Equity Register, the Employee List and the Nominee List as of the respective record date.

                     7. Pursuant to Section 7.8 of the Plan, the Reorganization Case shall be deemed substantively consolidated solely for purposes of confirming and consummating the Plan. Entry of this Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors' Reorganization Case for the purposes of voting on, confirmation of and Distributions under the Plan. On and after the Effective Date, (i) all assets and liabilities of the Debtors shall be deemed merged for the purposes provided under the Plan, (ii) no Distributions shall be made under the Plan on account of Intercompany Claims, (iii) all guaranties of any of the Debtors of the payment, performance or collection of obligations of any of the other Debtors shall be eliminated and cancelled; (iv) any obligation of the Debtors and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation and such obligation shall be deemed a single Claim against the consolidated Estate; (v) all joint obligations of the Debtors, and all multiple Claims against such entities on account of such joint obligations, shall be treated and allowed only as a single Claim against the consolidated Estate; and
(vi) each Claim filed in the Reorganization Case shall be deemed (a) filed against the consolidated Estate, and (b) a single obligation of the consolidated Estate, provided, however, that such substantive consolidation shall not be or be deemed to be or be construed as an admission against interest or a waiver in connection with any objection to any Claim. As of the Effective Date, the Chapter 11 cases of the Subsidiaries shall be deemed closed and the Intercompany Claims shall be deemed released, waived and discharged.

                     8. The Debtors are authorized to (i) enter into the Discontinued Operations Trust Agreement and the Altamira Trust Agreement, the agreement under which the New Term Notes are to be issued, the new Wachovia guaranty, the Registration Rights Agreement and the related documents, and (ii) issue the New Term Notes, all substantially in the forms set forth as Exhibits to the Plan Supplement.

                     9. The Debtors are authorized to enter into the Exit Facility and related documents for purposes of, among other things, funding obligations under the Plan and working capital. On the Effective Date, all the liens and security interests to be created under the Exit Facility shall be deemed approved. In furtherance of the foregoing, the Reorganized Debtors and any other persons granting such liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of state, provincial, federal, or other applicable law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

                     10. The documents contained in the Plan Supplement and any amendments, modifications, supplements and related security and other documents thereto, and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery and performance thereof by the Reorganized Debtors, is authorized and approved. Without need for further order of the Bankruptcy Court, the Debtors and the Reorganized Debtors are authorized and empowered to make any and all modifications to any and all documents included as part of the Plan Supplement that are not inconsistent with the Plan. The Debtors are authorized to implement the key management emergence bonus pool program pursuant to the terms generally described in Exhibit "3" to the Plan, as modified pursuant to paragraph 15 hereof.

                     11. Pursuant to section 1145(a) of the Bankruptcy Code, the offering, issuance and distribution by Reorganized GMI of the New Common Stock is exempt from provisions of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and any state or local law requiring registration for the offer, issuance, distribution or sale of a security. The New Common Stock will be freely tradable by the recipients thereof subject only to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(11) of the Securities Act, as amended, and compliance with any applicable rules and regulations of the Securities and Exchange Commission.

                     12. Pursuant to Article V and Section 7.2 of the Plan, Reorganized GMI is authorized to issue shares of New Common Stock to holders of Secured Bank Claims, Secured Noteholder Claims, and Issued Interests in GMI. Reorganized GMI, on and after the Effective Date, is authorized to issue additional shares of New Common Stock as is necessary to satisfy the rounding provisions contained in Section 8.4 of the Plan.

                     13. Each of the Debtors or Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan. The Debtors and the Reorganized Debtors and their respective directors, officers, members, agents and attorneys, are authorized and empowered to issue, execute, deliver, file or record any agreement, document or security, including, without limitation, the documents contained in the Plan Supplement, as modified, amended and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate and consummate the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, and any release, amendment or restatement of any bylaws, certificates of incorporation or other organization documents of the Debtors, whether or not specifically referred to in the Plan or the Plan Supplement, without further order of the Bankruptcy Court, and any or all such documents shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

                     14. Reorganized GMI shall file the amended certificate of incorporation with the Secretary of State of the State of Delaware on the Effective Date and the other Reorganized Debtors that are corporations shall file amended certificates of incorporation with the secretary of state of their respective states of incorporation. The amended certificate of incorporation of Reorganized GMI and the certificates of incorporation for each of the Reorganized Debtors that are corporations shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law. The amended bylaws of Reorganized GMI shall be deemed adopted by the Board of Directors of Reorganized GMI as of the Effective Date.

                     15. Subject to the terms of the Plan, the Discontinued Operations Trust Agreement and the Altamira Trust Agreement, the Debtors, the Reorganized Debtors and the trustees thereunder are duly and validly authorized to issue, execute, deliver, file or record any and all documents necessary to implement the Plan, and to take any action reasonably necessary or appropriate to implement the Plan, in accordance with its terms.

                     16. U.S. Trust Company, trustee of the Rabbi Trust, is authorized and directed to release and transfer the proceeds of the liquidation of the assets of the Rabbi Trust to the Discontinued Operations Account; and Pacific Life Insurance Company is authorized and directed to surrender the insurance policies that constitute assets of the Rabbi Trust and which are identified in Exhibit "1" hereto, and to transfer the proceeds of the cash surrender value of the policies in accordance with instructions Pacific Life Insurance Company receives pursuant to the agreements that govern the surrendered policies.

                     17. In accordance with section 1141 of the Bankruptcy Code and the Plan, which is incorporated herein by reference as if set forth herein in extenso, the Debtors shall transfer, convey and assign to the Discontinued Operations Trust all of the Debtors' right, title and interest in all of the Discontinued Operations Assets free and clear of Claims, Liabilities, Liens or Interests in such assets of any other Person, and the Debtors and any other Persons that may have possession or control of the Discontinued Operations Assets shall transfer such possession or control to any Discontinued Operations Trustee, which transfers, conveyances and assignments shall be effective upon the Effective Date; provided, however, that if title to any of the Discontinued

Operations Assets has not been transferred as of the Effective Date, the Discontinued Operations Trustee shall have the power and authority to direct Reorganized GMI thereafter to transfer such title or any proceeds received in respect of such asset, to him as the Discontinued Operations Trustee deems necessary or appropriate in his sole discretion. The Discontinued Operations Trustee shall administer the Discontinued Operations Trust and the Discontinued Operations Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code for purposes of administering and liquidating the trust's assets and shall have all the powers, authority and responsibilities specified in the Discontinued Operations Trust Agreement.

                     18. In accordance with section 1141 of the Bankruptcy Code and the Plan, which is incorporated herein by reference as if set forth herein in extenso, the Debtors shall transfer, convey and assign to the Altamira Trust all of the Debtors' right, title and interest in all of the Altamira Trust Assets, free and clear of Claims, Liabilities, Liens or Interests in such assets of any other Person, and the Debtors and any other Persons that may have possession or control of any Altamira Trust Assets shall transfer such possession or control to the Altamira Trustee, which transfers, conveyances and assignments shall be effective only upon the Effective Date of the Plan. The Altamira Trustee shall administer the Altamira Trust and the Altamira Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code for purposes of administering and liquidating the Altamira Trust Assets and shall have all the powers, authority and responsibilities specified in the Altamira Trust Agreement.

                     19. At the request of the Debtors as reflected on the record of the Confirmation Hearing, the Plan is hereby modified pursuant to 11 U.S.C. ss. 1127(a) as follows:

                     Section 9.1(c) is modified by deleting the words "On or prior to the Effective Date" and inserting in their place, "During the existence of the Creditors' Committee" and after the words, "the Debtors" inserting "or the Reorganized Debtors".

                     Section 13.3 is modified by the addition of the following:

                           (C) GOVERNMENT CARVE-OUT. Notwithstanding any provision contained in the Plan or any provision in any documents incorporating or implementing in any manner the Plan to the contrary, nothing in the Plan and the transactions approved hereby is intended to or shall release any non-debtor of any liabilities or obligations to the United States of America or its agencies or subdivisions (the "United States"), nor shall it enjoin or bar any claim by the United States against any non-debtor, or enjoin or bar any claim by the United States for setoff of debts owed to the Untied States by the Debtors against debts owed by the United States to the Debtors.

                     Section 14.2 is modified by deleting the entire text and inserting in its place:

                           The Creditors' Committee shall continue in existence until the earlier of (a) such time as holders of Allowed Class 3 Claims receive 100% of the Allowed amounts of their Claims (even though Disputed Class 3 Claims have received no Distribution) and (b) 90 days after the Effective Date. The Reorganized Debtors shall be responsible for any reasonable fees, costs or expenses of the Creditors' Committee, its professionals and its members incurred after the Effective Date through such date that the Creditors' Committee no longer continues in existence. If the Reorganized Debtors or the Secured Lenders dispute the reasonableness of any of the foregoing fees, costs and expenses, such dispute will be determined by the Bankruptcy Court if the dispute is not consensually resolved by the parties.

                     Section 17.2 is modified as follows:

                  (i) In the Section heading, after the word "Plan", by inserting "and Key Manager Salaried Continuation Arrangements";

                  (ii)     by inserting before the text "(a)"; and

                  (iii)    inserting as an additional paragraph:

                           (b) On the Effective Date, the Reorganized Debtors shall establish key manager salaried continuation arrangements in accordance with terms as set forth in the summary of the arrangements annexed as Exhibit "4"(3), which arrangements have been approved by GMI's Board of Directors, and shall be deemed to be, in place and stead of the change in control agreements between GMI and certain officers and directors and all such change in control agreements shall be deemed cancelled and of no further force and effect.



----------------
3. A copy of such Exhibit "4" to the Plan is annexed to this Order as Exhibit
   "2".

                     Exhibit 3 to the Plan, the Key Management Emergence Bonus Pool, is modified by adding in the Description Section, Plan Design, one (1) executive to Tier I such that the total members of the Tier I Executive Group is 12, and in the Description Section after the words "50% on emergence," inserting "in the aggregate amount of $625,000".

                     20. On the Effective Date, and after making all Distributions required to be made on the Effective Date, Reorganized GMI shall establish Disputed Claims and Disputed Interest Reserves as are necessary. Distribution(s) on account of a Disputed Claim or Interest, to the extent that such Claim or Interest ultimately becomes an Allowed Claim or Interest, shall be made in accordance with the provisions of the Plan governing the Class of Claims or Interests in which such Claim is classified. Any Disputed Claim or Disputed Interest that becomes an Allowed Claim or Allowed Interest prior to the Effective Date shall receive such treatment as the Plan prescribes for Claims or Interests in the Class in which the Allowed Claim or Allowed Interests is classified. As for Disputed Claims or Disputed Interests that become Allowed Claims or Allowed Interests subsequent to the Effective Date, as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Interest becomes a Final Order, Reorganized GMI shall distribute to the holder of such Allowed Claim or Allowed Interest any Distribution that would have been distributed to such holder if the Claim or Interest had been Allowed on the Effective Date, plus any Distributions that would have been made on account of such Allowed Claim or Interest after the Effective Date, without any interest thereon. Any Distributions held in the Disputed Claims Reserve or Disputed Interest Reserve for the benefit of a holder of a Disputed Claim or Disputed Interest, which is subsequently disallowed, in whole or in part, shall be distributed in accordance with the Plan.

                     21. As set forth in Section 13.4 of the Plan, and pursuant to section 1123 of the Bankruptcy Code, the Reorganized Debtors shall have the right to prosecute, on behalf of themselves and their Estate, any avoidance or recovery actions under sections 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or any other Causes of Action, or rights to payment of claims, that belong to or could have been raised by or on behalf of the Debtors or their Estate.

                     22. Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, all Liens against any property of the Debtors shall be deemed extinguished and discharged, and the Reorganized Debtors will be revested with the assets, if any, of the Debtors not distributed or otherwise transferred under the Plan, free and clear of all Claims, Liabilities and Liens.

                     23. Subject to the modification of Section 13.3 of the Plan as provided in paragraph 15 hereof, as set forth in Article XIII of the Plan, the rights afforded in the Plan and the treatment of all holders of Claims and Interests therein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, including any interest accrued or expenses incurred thereon from and after the

Petition Date, against the Debtors or their Estate or properties or interests in property. Except as otherwise provided in the Plan or this Confirmation Order, and subject to section 1141(d)(1) of the Bankruptcy Code, on the Effective Date, all Claims against and Liabilities of the Debtors arising on or before the Effective Date will be fully satisfied, discharged and released in exchange for the consideration provided thereunder, which satisfaction, discharge and release shall be effective as to each Claim or Liability regardless of whether (i) a proof of Claim therefor was filed, (ii) the Claim is an Allowed Claim, or (iii) the holder of the Claim voted to accept the Plan. All Persons shall be precluded from asserting against the Debtors or the Debtors' successors, including the Reorganized Debtors, Management, the DIP Lenders, the Secured Lenders, the Discontinued Operations Trust and the Altamira Trust, any other Claims related to the Debtors based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

                     24. As set forth in Section 13.3 of the Plan, except as otherwise provided in the Plan or this Confirmation Order, as of the Effective Date, all Persons that hold a Claim that is discharged pursuant to Section XIII of the Plan, are permanently enjoined from taking any of the following actions on account of any such discharged Claims: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, Management, DIP Lenders, Secured Lenders, the Discontinued Operations Trust or the Altamira Trust, or their respective assets or other property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors, Management, DIP Lenders, Secured Lenders, the Discontinued Operations Trust, the Altamira Trust, or their respective assets or other property; (iii) creating, perfecting or enforcing any Lien or encumbrance against the Debtors, the Reorganized Debtors, Management, DIP Lenders, Secured Lenders, the Discontinued Operations Trust, the Altamira Trust or their respective assets or other property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Reorganized Debtors, Management, DIP Lenders, Secured Lenders, the Discontinued Operations Trust, the Altamira Trust or their respective assets or other property; and (v) commencing or continuing any action that does not comply with or is inconsistent with the Plan.

                     25. As also set forth in Section 13.3 of the Plan, on and after the Effective Date, all Persons shall be permanently enjoined and restrained from (a) asserting against the Debtors, the Reorganized Debtors, Management, DIP Lenders, Secured Lenders, the Creditors' Committee and its members, the Discontinued Operations Trust and the Altamira Trust or their respective assets, any Liability that is released pursuant to Sections 13.1,
13.2 and 13.3 of the Plan and this Confirmation Order, and (b) taking any of the following actions against the Debtors, the Reorganized Debtors, Management, DIP Lenders, Secured Lenders, the Discontinued Operations Trust and the Altamira Trust or their respective assets, with respect to any Liability so released:

                           (i) the commencement or continuation of any action or proceeding;

                           (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order;

                           (iii) the creation, perfection or enforcement of any encumbrance of any kind; and/or

                           (iv) the assertion of any right of setoff, subrogation or recoupment of any kind against any obligation due from any such Person.


                     26. None of the Debtors, the Reorganized Debtors, the DIP Lenders, the Secured Lenders, the Creditors' Committee, their respective officers and directors, employees, agents (acting in such capacity), representatives, or members nor any professional employed by any of them (collectively, the "Affected Parties") shall have or incur any liability to any Person for any action taken or omitted to be taken in connection with or related to: (i) the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan; and
(ii) actions taken or omitted to be taken in connection with the Reorganization Case or the operations or administration of the Debtors during the Reorganization Case that arose out of or relate to the period from the Petition Date through the Effective Date.

                     27. As set forth in Section 13.3 of the Plan, neither the provisions of the Plan nor this Confirmation Order shall be deemed to enjoin the holder of any Claim from asserting a claim against Management, solely to the extent of any available insurance under any insurance policies, and no insurer shall be entitled to assert as a defense to any such claim against Management the existence of an injunction, to the extent of available insurance. Notwithstanding anything in the Plan or this Confirmation Order, Management shall not be released from any Liability for gross negligence or willful misconduct.

                     28. As of the Effective Date, all Executory Contracts of the Debtors shall be deemed rejected by the Debtors pursuant to the provisions of section 365 of the Bankruptcy Code, except: (a) any Executory Contract that has been assumed or assumed and assigned pursuant to an order of the Bankruptcy Court prior to the Effective Date; (b) any Executory Contract specifically identified in the "List of Executory Contracts to be Assumed" as filed by the Debtors as Exhibit "7" to the Plan Supplement , as such list may be amended by subsequent order of this Court; and (c) any Executory Contract to be assumed or assumed and assigned pursuant to a motion of the Debtors pending on the Effective Date.

                     29. As set forth in Article X of the Plan, if the rejection of any Executory Contract under the Plan or otherwise, results in damages to the other party or parties to such contract, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the

Discontinued Operations Trust and the Altamira Trust or their respective properties or interests in property or agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon the Reorganized Debtors, the Secured Lenders, and the Discontinued Operations and the Altamira Trustees and their respective counsel, on or before thirty (30) days after the earlier to occur of (a) the Confirmation Date and (b) the entry of an order by the Bankruptcy Court authorizing rejection of such Executory Contract.

                     30. Except for (i) Administrative Expense Claims of Professionals or members of the Creditors' Committee requesting compensation or reimbursement of expenses, (ii) Administrative Expense Claims for Liabilities incurred by the Debtors in the ordinary course of their business, and (iii) Administrative Expense Claims of the DIP Lenders and the Secured Lenders, requests for payment of Administrative Expense Claims arising on or after August 1, 2002 must be filed no later than thirty (30) days after the service of the notice of entry of this Confirmation Order (the "Administrative Bar Date"). Holders of such Administrative Expense Claims who are required to file a request for payment of such Claims and who do not file such requests by the Administrative Bar Date, shall be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors, or their respective property.

                     31. Unless otherwise ordered by the Court, all Professionals or other Persons requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Confirmation Date (including compensation requested by any Professional or other Person for making a substantial contribution in the Reorganization Case) shall file with the Bankruptcy Court (with a courtesy copy to Judge Lifland's Chambers) an application for final allowance of compensation and reimbursement of expenses no later than November 15, 2002 and serve such application upon: (a) counsel for the Debtors, Togut, Segal & Segal LLP, One Penn Plaza, Suite 3335, New York, New York 10119, Attn: Frank A. Oswald, Esq.; (b) counsel for the Creditors' Committee, Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, Attn: Martin G. Bunin, Esq; (c) counsel to the Secured Lenders (i) Morgan Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178-0060, Attn:
Menachem O. Zelmanovitz, Esq., and (ii) King & Spalding, 1185 Avenue Of The Americas, New York, New York 10036-4003, Attn: Mitchell I. Sonkin, Esq.; and (d) the United States Trustee, 33 Whitehall Street, 21st Floor, New York, New York 10004, Attn: Richard C. Morrissey, Esq. Objections to final applications of Professionals or other Persons for compensation or reimbursement of expenses must be filed with the Bankruptcy Court and served on the applicable Professionals or Person no later than five days prior to the hearing to consider such applications. All compensation and reimbursement of expenses allowed by the Bankruptcy Court by a Final Order and not previously paid by the Debtors shall be promptly paid by the Reorganized Debtors to the applicable Professional or other Person.

                     32. Payment obligations incurred after the date and time of entry of this Confirmation Order, including, without limitation, the fees and expenses of Professionals or other Persons incurred from the Confirmation Date
(a) shall not be subject to application and may be paid by the Reorganized Debtors in the ordinary course of business and without further Bankruptcy Court approval, as Administrative Expense Claims, and (b) provided no objection is made to such Professional's or other Person's invoice within 10 days of the receipt by the Reorganized Debtors, shall be paid by the Reorganized Debtors.

                     33. Holders of Administrative Expense Claims based on Liabilities incurred by the Debtors in the ordinary course of business, shall not be required to file any request for payment of such Claims. Such Administrative Expense Claims shall be assumed and paid by the Debtors, or the Reorganized Debtors, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Expense Claim, without any further action by the holders of such Claims or the Bankruptcy Court.

                     34. All fees due and payable pursuant to section 1930 of title 28 of the United States Code, as of the Confirmation Date, shall be paid on or before the Effective Date. Any statutory fees accruing after the Confirmation Date shall be paid by the Debtors, or the Reorganized Debtors, when due and owing. Because the Chapter 11 cases of the Subsidiaries shall be closed on the Effective Date, no additional fees shall accrue or be payable after the

Effective Date on account of the Subsidiaries. Reorganized GMI shall continue to pay its statutory fees until its Chapter 11 case is closed and a final decree is entered.

                     35. (a) Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security under, in furtherance of, or in connection with the Plan, by the Reorganized Debtors, the Discontinued Operations Trust and the Altamira Trust, whether arising before or subsequent to the Confirmation Date, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan, including, but not limited to, any transfers of assets to or by the Reorganized Debtors, the Discontinued Operations Trust and the Altamira Trust, shall not be subject to any stamp, transfer, mortgage, recording or other similar tax.

                     (b) All filing or recording officers wherever located and by whomever appointed, are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security under, in furtherance of, or in connection with the Plan, whether arising before or subsequent to the Confirmation Date, including without limitation, all deeds, bills of sale, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, memoranda of lease, notices of lease, assignments, leasehold assignments, security agreements, financing statements, and other instruments of absolute or collateral transfer required by, or deemed necessary or desirable by the Reorganized Debtors, the Discontinued Operations Trustee or the Altamira Trustee, with respect to any of the transactions contemplated in the Plan, without payment of any stamp, transfer, mortgage, recording or other similar tax imposed by federal, state, or local law.

                     36. Notwithstanding confirmation of the Plan or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the purposes specifically set forth in Article XV of the Plan.

                     37. To the extent this Confirmation Order and/or the Plan is inconsistent with the Disclosure Statement, any other agreement entered into by the Debtors and any third party, the Plan shall control the Disclosure Statement and any such agreements, and this Confirmation Order controls the Plan.

                     38. After the Confirmation Date and prior to substantial consummation of the Plan, the Debtors may modify the Plan, with the consent of the Secured Lenders, to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in this Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment, or Distributions of any Class under the Plan.

                     39. After the Confirmation Date and prior to substantial consummation of the Plan, the Debtors may modify the Plan, with the consent of the Secured Lenders, in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Interests provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice to the Secured Lenders, the Creditors' Committee and the affected Claim holders or Interest Holders and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims or Interests, as the case may be, voting in each Class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

                     40. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.

                     41. The Debtors or their authorized agent shall serve notice of (a) entry of this Confirmation Order and (b) the last date to file (i) Administrative Expense Claims arising on or after August 1, 2002, and (ii) Claims arising from the rejection of Executory Contracts, on all known creditors of the Debtors as of the date hereof and other parties in interest within ten
(10) Business Days from the date of entry of this Confirmation Order.

DATED: New York, New York
       September  20, 2002

                                            /s/ Burton R. Lifland
                                            -----------------------------------
                                            HONORABLE BURTON R. LIFLAND
                                            UNITED STATES BANKRUPTCY JUDGE

                        EXHIBIT "1" TO CONFIRMATION ORDER

Guilford Mills, Inc.
Pacific Life Policies

                                             Insured Name
                    -----------------------------------------------------------
                    Policy #         Last                        First
                    -----------------------------------------------------------

POLICIES HELD IN MANAGEMENT COMPENSATION TRUST

                     5075507       Marsden                      Lawrence A.
                     5075503       Fishman                      Murray
                     5076183       Greenberg                    George
                     5075505       McGarr                       Paul R.
                     5076421       McGarr                       Paul R.
                     5300081       Nolan                        Robert W.
                     5300060       Fishman                      Maurice
                     5300064       Greenberg                    George
                     5134852       McGarr                       Paul R.
                     5300077       McGarr                       Paul R.
                     5300078       Moffitt                      John C.
                     5300083       Rosenberg                    Lee
                     5300084       Segal                        Norman
                     5300085       Smoak                        Samuel D.
                     5300088       Watts, Jr.                   James F.
                     5300089       Weisbecker                   Norman C.
                     5095436       Greenblatt                   Kenneth
                     5135263       Schaeffer                    Richard
                     5112731       Amsterdam                    Stanley
                     5112740       Flack                        William A.
                     5112954       Harmon                       William S.
                     5112748       Hayes                        Charles
                     5112770       Stansell                     George T.
                     5112739       Fishman                      Maurice
                     5112751       Kates                        Joel N.
                     5112840       Kates                        Joel N.
                     5112760       McGarr                       Paul R.
                     5112762       Moffitt                      John C.
                     5112767       Rosenberg                    Lee
                     5112768       Smoak                        Samuel D.
                     5112773       Watts, Jr.                   James F.
                     5123929       Knowlton                     Douglas
                     5136726       Hayes                        Matthew T.
                     5300063       Galyon, Sr.                  J. Doug
                     5075504       Hayes                        Charles
                     5300066       Hayes                        Charles
                     5300067       Kates                        Jon M.
                     5112766       Park                         Donald L.
                     5300087       Stansell                     George T.
                     5095438       Eisenberg                    Lawrence R.
                     5097633       Greenblatt                   Alfred

Guilford Mills, Inc.
Pacific Life Policies

                                             Insured Name
                    -----------------------------------------------------------
                    Policy #         Last                        First
                    -----------------------------------------------------------

POLICIES HELD OUTSIDE OF MANAGEMENT COMPENSATION TRUST

                     5095433       Amsterdam                    Stanley
                     5095434       Amsterdam                    Stanley
                     5134927       Brooks                       Andrew D.
                     5143230       Gowrie                       Thomas M.
                     5133998       Huebner                      Paul R.
                     5157913       Young                        Richard J.
                     5083228       Needle                       Irwin
                     5135264       Krefetz                      Jack
                     5300076       Masry                        Rudy A.
                     5199723       Alexander                    Claude Y.
                     5208997       Boothe                       L. Del
                     5199722       Emrich                       John A.
                     5199043       Strachan                     Timothy L
                     5201385       Feldman                      Edward J.
                     5199718       Alexander                    Claude Y.
                     5208996       Boothe                       L. Del
                     5133178       Booz, III                    Horace C.
                     5123242       Dry                          Nathan
                     5123243       Dry                          Nathan
                     5123244       Dry                          Nathan
                     5134837       Dry                          Nathan
                     5171480       Emrich                       John A.
                     5132646       Galyon                       J. Douglas
                     5162538       Galyon                       J. Douglas
                     5172239       Galyon                       J. Douglas
                     5120391       Johnson                      Dennis J.
                     5120392       Johnson                      Dennis J.
                     5134845       Johnson                      Dennis J.
                     5181657       Lewis                        Alan G.
                     5122841       Nolan                        Robert W.
                     5134855       Nolan                        Robert W.
                     5199044       Strachan                     Timothy L
                     5120377       Feldman                      Edward J.
                     5134840       Feldman                      Edward J.
                     5197490       Hyatt                        Andrew L.H.
                     5199720       Poole                        Deborah
                     5170836       Tingen                       Donald P.
                     5199721       Weaver                       Patricia A.

                        EXHIBIT "2" TO CONFIRMATION ORDER


                                 GUILFORD FABRIC
                     GUILFORD MILLS, INC. - GREENSBORO, NC
           P.O. Box 26969 - Greensboro, NC 27419-6969 - (336) 316-4000



                 KEY MANAGER SALARIED CONTINUATION ARRANGEMENTS

|X|   CURRENT CHANGE IN CONTROL AGREEMENTS WILL BE TERMINATED AND CANCELLED

|X|   SALARY CONTINUATION ARRANGEMENTS WILL BE PROVIDED FOR 15 ASSOCIATES

      |X| Payments will be due to a participant upon his/her involuntary termination for reasons other than cause, death, disability, retirement or upon his/her voluntary termination for good reason.

      |X|   Salary Continuation Arrangements

      |X| Base salary to continue to be paid monthly for a period of 2 years (a multiple of 2) or 1 year (a multiple of 1), depending upon the participant

      |X| Target bonus to be paid (without the effect of any multiplier), but only if during the first year after emergence termination of employment occurs following a change in control (other than the current reorganization)

      |X| After one-half of the severance payments have been paid, the remaining payments will be subject to mitigation or offset to the extent the participant finds new employment

      |X| The initial term of the severance agreement will be two years from the date of emergence. The agreement cannot be modified without the participant's consent during such period. After the initial two year term, the severance agreement will continue unless and until the Company provides the participant at least 6 months prior written notice of termination of the agreement

      |X| Duration of payments for Tier I participants will be based on a multiple of 2 (2 years of payments) during the entire term of the agreement

      |X| Duration of payments for Tier II participants initially will be based on a multiple of 2 (2 years of payments), with the multiple being reduced to 1 (1 year of payments) from and after the first anniversary of the date of emergence. Duration of payments for Tier III participants will be based on a multiple of 1 during the entire term of the agreement

      |X|   Accelerated SERP vesting not included

      |X| Continuation of medical, dental, and disability benefits for either 2 years or 1 year, depending upon participant |X| Outplacement services ($10,000, $15,000 or $20,000, depending on the participant)